UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 23, 2012

Euronet Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31648 (Commission File Number)	74-2806888 (I.R.S. Employer Identification No.)

3500 College Boulevard
Leawood,  Kansas 66211
(Address of principal executive office)(Zip Code)

(913) 327-4200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events.

Euronet Worldwide, Inc. (“Euronet” or the “Company”) reported that a small portion of its European business was the target of a criminal computer security breach late last year.  Euronet took immediate steps to ensure that the impact of the breach was contained and no losses on bank cards have been reported to the Company for over a month.

The breach affected a portion of Euronet’s processing business that represents less than 5% of its revenues, profits and transactions.  Third party forensic investigators have confirmed that the breach did not affect the processing operations of any of Euronet’s major business units, including its money transfer, epay, independent ATM network, bank outsourced ATM network, bank outsourced POS network or card processing businesses.

The majority of cards processed by Euronet are EMV compliant chip and PIN cards.  Losses from fraudulent card activity appear to have been limited to magnetic stripe transactions processed on the affected systems.  No losses have been reported on EMV chip and PIN transactions.

Euronet has taken aggressive measures to remediate the breach and further strengthen its security controls, and is working closely with international card associations and law enforcement in this regard.

No claims or losses were asserted against the Company in the fourth quarter 2011.  The level of overall loss that may be associated with the breach is uncertain at this time, since information concerning the loss levels have not been communicated by the card associations to Euronet.  However, the Company maintains insurance to cover liability from such occurrences and as of this time does not expect the losses to the Company to be material.

Expenses associated from the breach were less than $0.01 per share in the fourth quarter 2011.  Ongoing expenses for remediation appear not to be material.

Cautionary Statement Regarding Forward-Looking Information

Statements contained in this filing that relate to the future resolution of matters relating to the security breach and Euronet's or its management's intentions, expectations or predictions of future performance or events, are forward-looking statements. Euronet's actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including the following: the amount actual losses or liabilities that will be asserted by card associations are currently unknown and may be larger than would be anticipated; other costs, penalties and fines incurred by the Company may be greater than would be anticipated; the Company's insurance coverage may be insufficient to cover all costs, losses and liabilities; and the Company may suffer harm to its reputation and existing and prospective customer relationships as a result of the security breach. Other risks to the Company's results include conditions in world financial markets and general economic conditions; technological developments affecting the market for the Company's products and services; foreign currency exchange fluctuations; the Company's ability to renew existing contracts at profitable rates; changes in fees payable for transactions performed for cards bearing international logos or over switching networks such as card transactions on ATMs; and changes in laws and regulations affecting the Company's business, including immigration laws. These risks and other risks are described in the Company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained via the SEC's Edgar website or by contacting the Company or the SEC. Euronet does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances. The Company regularly posts important information to the investor relations section of its website.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EURONET WORLDWIDE, INC.

By:	/s/ Michael J. Brown
Michael J. Brown Chairman of the Board and Chief Executive Officer

Date:  January 23, 2012